					EXHIBIT 12.1

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$906,753	$879,053	$1,257,806	$1,308,757	$1,342,347
Interest and other charges, before reduction for amounts capitalized
and deferred	692,068	675,424	727,956	785,539	761,291
Provision for income taxes	680,524	748,794	794,595	883,033	776,915
Interest element of rentals charged to income (a)	248,499	241,460	226,168	206,073	171,229

Earnings as defined	$2,527,844	$2,544,731	$3,006,525	$3,183,402	$3,051,782

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$670,655	$659,886	$721,068	$785,539	$761,291
Subsidiaries’ preferred stock dividend requirements	21,413	15,538	6,888	-	-
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	16,071	13,236	4,351	-	-
Interest element of rentals charged to income (a)	248,499	241,460	226,168	206,073	171,229

Fixed charges as defined	$956,638	$930,120	$958,475	$991,612	$932,520

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.64	2.74	3.14	3.21	3.27

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.2

FIRSTENERGY SOLUTIONS CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$322,239	$208,560	$418,653	$528,864	$506,410
Interest and other charges, before reduction for amounts capitalized
and deferred	181,620	196,355	189,141	157,700	141,511
Provision for income taxes	229,575	124,499	236,348	304,608	293,181
Interest element of rentals charged to income (a)	1,056	1,434	1,797	24,669	99,360

Earnings as defined	$734,490	$530,848	$845,939	$1,015,841	$1,040,462

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$181,620	$196,355	$189,141	$157,700	$141,511
Interest element of rentals charged to income (a)	1,056	1,434	1,797	24,669	99,360

Fixed charges as defined	$182,676	$197,789	$190,938	$182,369	$240,871

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.02	2.68	4.43	5.57	4.32

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.3

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$342,766	$330,398	$211,639	$197,166	$211,746
Interest and other charges, before reduction for amounts capitalized
and deferred	74,051	77,077	90,952	83,343	75,058
Provision for income taxes	278,303	309,995	123,343	101,273	98,584
Interest element of rentals charged to income (a)	104,239	101,862	89,354	79,954	74,962

Earnings as defined	$799,359	$819,332	$515,288	$461,736	$460,350

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$71,491	$75,388	$90,356	$83,343	$75,058
Subsidiaries’ preferred stock dividend requirements	2,560	1,689	597	-	-
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	1,975	1,351	651	-	-
Interest element of rentals charged to income (a)	104,239	101,862	89,354	79,954	74,962

Fixed charges as defined	$180,265	$180,290	$180,958	$163,297	$150,020

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.43	4.54	2.85	2.83	3.07

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.3

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$342,766	$330,398	$211,639	$197,166	$211,746
Interest and other charges, before reduction for amounts capitalized
and deferred	74,051	77,077	90,952	83,343	75,058
Provision for income taxes	278,303	309,995	123,343	101,273	98,584
Interest element of rentals charged to income (a)	104,239	101,862	89,354	79,954	74,962

Earnings as defined	$799,359	$819,332	$515,288	$461,736	$460,350

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest before reduction for amounts capitalized and deferred	$71,491	$75,388	$90,356	$83,343	$75,058
Preferred stock dividend requirements	5,062	4,324	5,149	-	-
Adjustments to preferred stock dividends
to state on a pre-income tax basis	4,072	3,758	3,263	-	-
Interest element of rentals charged to income (a)	104,239	101,862	89,354	79,954	74,962

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$184,864	$185,332	$188,122	$163,297	$150,020

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	4.32	4.42	2.74	2.83	3.07

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.4

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$236,531	$231,058	$306,051	$276,412	$284,526
Interest and other charges, before reduction for amounts capitalized
and deferred	138,678	132,226	141,710	138,977	125,976
Provision for income taxes	138,856	153,014	188,662	163,363	136,786
Interest element of rentals charged to income (a)	49,375	47,643	45,955	29,829	1,919

Earnings as defined	$563,440	$563,941	$682,378	$608,581	$549,207

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$138,678	$132,226	$141,710	$138,977	$125,976
Interest element of rentals charged to income (a)	49,375	47,643	45,955	29,829	1,919

Fixed charges as defined	$188,053	$179,869	$187,665	$168,806	$127,895

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.00	3.14	3.64	3.61	4.29

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.4

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$236,531	$231,058	$306,051	$276,412	$284,526
Interest and other charges, before reduction for amounts capitalized
and deferred	138,678	132,226	141,710	138,977	125,976
Provision for income taxes	138,856	153,014	188,662	163,363	136,786
Interest element of rentals charged to income (a)	49,375	47,643	45,955	29,829	1,919

Earnings as defined	$563,440	$563,941	$682,378	$608,581	$549,207

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest before reduction for amounts capitalized and deferred	$138,678	$132,226	$141,710	$138,977	$125,976
Preferred stock dividend requirements	7,008	2,918	-	-	-
Adjustments to preferred stock dividends
to state on a pre-income tax basis	4,113	1,932	-	-	-
Interest element of rentals charged to income (a)	49,375	47,643	45,955	29,829	1,919

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$199,174	$184,719	$187,665	$168,806	$127,895

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	2.83	3.05	3.64	3.61	4.29

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.5

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$86,283	$76,164	$99,404	$91,239	$74,915
Interest and other charges, before reduction for amounts capitalized
and deferred	33,439	21,489	23,179	34,135	23,286
Provision for income taxes	52,350	73,931	59,869	53,736	29,824
Interest element of rentals charged to income (a)	82,879	80,042	77,158	57,393	37,172

Earnings as defined	$254,951	$251,626	$259,610	$236,503	$165,197

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$33,439	$21,489	$23,179	$34,135	$23,286
Interest element of rentals charged to income (a)	82,879	80,042	77,158	57,393	37,172

Fixed charges as defined	$116,318	$101,531	$100,337	$91,528	$60,458

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.19	2.48	2.59	2.58	2.73

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.5

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$86,283	$76,164	$99,404	$91,239	$74,915
Interest and other charges, before reduction for amounts capitalized
and deferred	33,439	21,489	23,179	34,135	23,286
Provision for income taxes	52,350	73,931	59,869	53,736	29,824
Interest element of rentals charged to income (a)	82,879	80,042	77,158	57,393	37,172

Earnings as defined	$254,951	$251,626	$259,610	$236,503	$165,197

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest before reduction for amounts capitalized and deferred	$33,439	$21,489	$23,179	$34,135	$23,286
Preferred stock dividend requirements	8,844	7,795	9,409	-	-
Adjustments to preferred stock dividends
to state on a pre-income tax basis	5,366	7,561	5,667	-	-
Interest element of rentals charged to income (a)	82,879	80,042	77,158	57,393	37,172

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$130,528	$116,887	$115,413	$91,528	$60,458

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	1.95	2.15	2.25	2.58	2.73

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.6

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$107,626	$182,927	$190,607	$186,108	$186,988
Interest and other charges, before reduction for amounts capitalized
and deferred	86,111	85,519	94,035	107,232	106,316
Provision for income taxes	97,205	135,846	146,731	149,056	148,231
Interest element of rentals charged to income (a)	7,589	7,091	8,838	7,976	7,702

Earnings as defined	$298,531	$411,383	$440,211	$450,372	$449,237

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$86,111	$85,519	$94,035	$107,232	$106,316
Interest element of rentals charged to income (a)	7,589	7,091	8,838	7,976	7,702

Fixed charges as defined	$93,700	$92,610	$102,873	$115,208	$114,018

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.19	4.44	4.28	3.91	3.94

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.6

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$107,626	$182,927	$190,607	$186,108	$186,988
Interest and other charges, before reduction for amounts capitalized
and deferred	86,111	85,519	94,035	107,232	106,316
Provision for income taxes	97,205	135,846	146,731	149,056	148,231
Interest element of rentals charged to income (a)	7,589	7,091	8,838	7,976	7,702

Earnings as defined	$298,531	$411,383	$440,211	$450,372	$449,237

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest before reduction for amounts capitalized and deferred	$86,111	$85,519	$94,035	$107,232	$106,316
Preferred stock dividend requirements	500	500	1,018	-	-
Adjustments to preferred stock dividends
to state on a pre-income tax basis	452	371	784	-	-
Interest element of rentals charged to income (a)	7,589	7,091	8,838	7,976	7,702

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$94,652	$93,481	$104,675	$115,208	$114,018

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	3.15	4.40	4.21	3.91	3.94

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.7

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2004	2005	2006 (b)	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$66,955	$45,919	$(240,195)	$95,463	$88,033
Interest and other charges, before reduction for amounts capitalized
and deferred	45,057	44,655	47,385	51,022	43,651
Provision for income taxes	38,217	30,084	77,326	68,270	60,898
Interest element of rentals charged to income (a)	1,401	1,597	1,616	2,160	2,132

Earnings as defined	$151,630	$122,255	$(113,868)	$216,915	$194,714

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$45,057	$44,655	$47,385	$51,022	$43,651
Interest element of rentals charged to income (a)	1,401	1,597	1,616	2,160	2,132

Fixed charges as defined	$46,458	$46,252	$49,001	$53,182	$45,783

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.26	2.64	(2.32)	4.08	4.25

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b) The earnings as defined in 2006 would need to increase $162,869,000 for the fixed charge ratios to be 1.0.

					EXHIBIT 12.8

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$36,030	$27,553	$84,182	$92,938	$88,170
Interest and other charges, before reduction for amounts capitalized
and deferred	40,022	39,900	45,278	54,840	59,424
Provision for income taxes	30,001	16,613	56,539	64,015	57,647
Interest element of rentals charged to income (a)	3,016	3,225	3,247	3,214	3,319

Earnings as defined	$109,069	$87,291	$189,246	$215,007	$208,560

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$40,022	$39,900	$45,278	$54,840	$59,424
Interest element of rentals charged to income (a)	3,016	3,225	3,247	3,214	3,319

Fixed charges as defined	$43,038	$43,125	$48,525	$58,054	$62,743

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.53	2.02	3.90	3.70	3.32

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.